Exhibit 11


                          VERSAR, INC. AND SUBSIDIARIES
                 Statement Re: Computation of Per Share Earnings
                        (In thousands, except share data)


                                                     Years Ended June 30,
                                              ----------------------------------
                                                 1997        1996        1995
                                                 ----        ----        ----
NET INCOME..................................  $    1.256  $      992  $      458
                                              ==========  ==========  ==========

Weighted average common shares outstanding..   5,041,455   4,905,126   4,664,260
                                              ----------  ----------  ----------


NET INCOME PER SHARE -- PRIMARY.............  $     0.24  $     0.19  $     0.10
                                              ==========  ==========  ==========

Common shares from above....................   5,041,455   4,905,126   4,664,260
Assumed exercise of options (treasury stock
  method)...................................     109,912     293,637     129,453
                                              ----------  ----------  ----------
                                               5,151,367   5,198,763   4,793,713
                                              ==========  ==========  ==========

NET INCOME PER SHARE -- FULLY DILUTED.......  $     0.24  $     0.19  $     0.09
                                              ==========  ==========  ==========

Common shares from above....................   5,041,455   4,905,126   4,664,260
Assumed exercise of options (treasury stock
  method)...................................     244,354     342,597     169,586
                                              ----------  ----------  ----------
                                               5,285,809   5,247,723   4,833,846
                                              ==========  ==========  ==========